Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement (No. 333-192857) on Form N-2 of Monroe Capital Corporation (the Company) of our report dated March 7, 2014, relating to our audit of the consolidated financial statements appearing in the Preliminary Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Independent Registered Public Accounting Firm" and "Selected Consolidated Financial Data" in such Preliminary Prospectus.

/s/ McGladrey LLP

Chicago, Illinois

March 11, 2014